UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2006 (May 3, 2006)

UAP Holding Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51035	11-3708834
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7251 W. 4th Street Greeley, Colorado 80634
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (970) 356-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

(a) Fiscal 2006 Financial Results

On May 3, 2006, UAP Holding Corp. (“UAP Holdings”) made a preliminary announcement of its unaudited financial results for the fifty-two week fiscal year ended February 26, 2006. A copy of such financial results is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

(b) Tender Offer and Consent Solicitation

On May 3, 2006, UAP Holdings and its wholly-owned subsidiary, United Agri Products, Inc. (“United Agri Products” and together with UAP Holdings, the “Companies” and each, a “Company”) jointly issued a press release relating to the commencement of tender offers (collectively, the “Tender Offers”) by the Companies for any and all of the outstanding $125,000,000 principal amount at maturity of 10¾% Senior Discount Notes due 2012 (the “10 3/4% Discount Notes”) issued by UAP Holdings and the outstanding $203,500,000 principal amount of 8¼% Senior Notes due 2011 (the “8 1/4% Notes” and together with the 10 3/4% Discount Notes, the “Notes”) issued by United Agri Products. In connection with such Tender Offers, the Companies are also soliciting consents from the holders of Notes to eliminate most of the restrictive covenants in the indentures under which the Notes were issued. The Tender Offers and consent solicitations are being made on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated May 3, 2006 and the accompanying Letter of Transmittal and Consent (the “Offer Documents”).

The total consideration to be paid for tendered and accepted 10 3/4% Discount Notes is equal to the present value of future payments on the 10 3/4% Discount Notes up to and including January 15, 2008 (the first date on which the 10 3/4% Discount Notes may be redeemed at the Company’s option), based on the assumption that the 10 3/4% Discount Notes will be redeemed in full at $1,053.75 per $1,000 principal amount at maturity on such date, discounted at a rate equal to 87.5 basis points over the yield to maturity on the 4.375% U.S. Treasury Note due December 31, 2007, of which $20.00 will be a consent payment payable only to holders who validly tender their 10 3/4% Discount Notes and deliver consents by May 16, 2006, unless extended (the “Consent Payment Deadline”).

The total consideration to be paid for tendered and accepted 8 1/4% Notes is equal to the present value of future payments on the 8 1/4% Notes up to and including December 15, 2007 (the first date on which the 8 1/4% Notes may be redeemed at the Company’s option), based on the assumption that the 8 1/4% Notes will be redeemed in full at $1,041.25 per $1,000 principal amount on such date, discounted at a rate equal to 75 basis points over the yield to maturity on the 4.25% U.S. Treasury Note due November 30, 2007. The total consideration to be paid for tendered 8 1/4% Notes will also include accrued but unpaid interest on the 8 1/4% Notes to, but not including, the payment date. Of this total consideration, $20.00 will be a consent payment payable only to holders who validly tender the 8 1/4% Notes and deliver consents by the Consent Payment Deadline.

The offer by each Company will expire at 9:00 a.m., New York City time, on June 1, 2006, unless extended or earlier terminated. Each Company reserves the right to terminate, withdraw or amend its offer at any time subject to applicable law.

Each Company’s tender offer is conditioned on the following:

•	receipt of valid and unrevoked consents of the holders of at least a majority of the outstanding principal amount at maturity of the 10 3/4% Discount Notes (excluding any 10 3/4% Discount Notes then owned by the Companies and their affiliates) and of the holders of at least a majority of the outstanding principal amount of the 8 1/4% Notes (excluding any 8 1/4% Notes then owned by the Companies and their affiliates) prior to the Consent Payment Deadline; and, accordingly, consummation of the other Company’s tender offer,

•	United Agri Products replacing its existing $500.0 million revolving credit facility with a $675.0 million facility and entering into a new senior secured term loan facility for $175.0 million with borrowings thereunder to be used to pay the consideration for the Notes purchased in the tender offers, and

•	certain other general conditions described in the Offer Documents.

The tender offers and consent solicitations are being made solely on the terms and conditions set forth in the Offer Documents. Under no circumstances shall this report constitute an offer to buy or the solicitation of an offer to sell the Notes or any other securities of the Companies. It also is not a solicitation of consents to the proposed amendments to the indentures. No recommendation is made as to whether holders of the Notes should tender their Notes or give their consent.

(c) Commitment for Amended Credit Facilities

General

United Agri Products intends to replace its existing revolving credit facility and enter into a new senior secured term loan facility (collectively, the “Amended Credit Facilities”), the proceeds of which will be used to pay the tender offer consideration and related expenses, and for general corporate purposes. On May 2, 2006, United Agri Products, entered into a commitment letter (the “Commitment Letter”) with two financial institutions (the “Lead Arrangers”), whereby the Lead Arrangers agreed to provide and syndicate the Amended Credit Facilities, the terms of which are described in more detail below. Notwithstanding the Commitment Letter, the Companies make no assurance that the Amended Credit Facilities will be consummated.

Description Of Amended Credit Facilities

The Amended Credit Facilities described in the Commitment Letter include: (a) a six year senior secured term loan facility in the aggregate principal amount of $175 million (the “Term Facility”), and (b) a five year senior secured asset based revolving credit facility in the aggregate principal amount of $675 million (the “Revolving Facility”), including $50 million for letters of credit. Availability of the Revolving Facility is subject to a borrowing base formula, which includes availability of an overadvance during certain periods. The Lead Arrangers’ commitments under the Commitment Letter terminate on the earlier of the date the definitive loan documents related to the Amended Credit Facilities become effective or June 30, 2006.

The Lead Arrangers’ financing commitments under the Commitment Letter are subject to the following, among other, conditions: (a) the preparation, execution and delivery of definitive loan documents incorporating substantially the terms of the Commitment Letter, (b) the absence of any material adverse effect on UAP Holdings and its subsidiaries, (c) the certification as to the solvency of United Agri Products and its subsidiaries and (d) the completion of the Tender Offers.

Scheduled Amortization Payments And Mandatory Prepayments

The Term Facility will provide for quarterly amortization payments totaling 1% per annum, with the balance payable upon the final maturity date.

In addition, the Amended Credit Facilities will require United Agri Products to prepay outstanding term loans:

•	if United Agri Products’ leverage ratio is greater than 3.5:1.0, with 50% of our excess cash flow, beginning with the fiscal year ended February 25, 2007; and

•	with 100% of the net cash proceeds of certain asset sales and dispositions if the total of such net cash proceeds would exceed $7.5 million in a given fiscal year.

Voluntary Prepayments And Reduction And Termination Of Commitments

        United Agri Products will be able to voluntarily prepay loans and permanently reduce the loan commitments under the Amended Credit Facilities at any time without premium or penalty, subject to the payment of customary LIBOR breakage costs, if any. The revolving loan commitment will not be able to be reduced to less than the outstanding balance of revolving loans. In addition, United Agri Products will be able to terminate the revolving loan commitment without paying a premium or penalty upon prior written notice, and United Agri Products will be able to revoke or defer such notice. Upon termination of the revolving loan commitment, United Agri Products will be required to repay all outstanding revolving loans and to cash collateralize all outstanding letter of credit obligations.

Interest And Applicable Margins

The Commitment Letter provides that the interest rates with respect to the Amended Credit Facilities are based on, at United Agri Products’ option, (a) LIBOR plus the applicable margin (as defined below) and (b) the base rate, which will be the higher of (i) the rate publicly quoted by The Wall Street Journal as the “base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks” and (ii) the Federal Funds rate plus 0.50%, plus the applicable margin.

The applicable margin for the Term Facility will be 2.00% for LIBOR advances and 0.75% for base rate advances. The Commitment Letter provides that the applicable margin for the Revolving Facility will be 1.25% for LIBOR advances and 0.00% for base rate advances, and the applicable margin for the overadvance will be 2.25% for LIBOR advances and 1.00% for base rate advances.

United Agri Products will have the option of requesting, subject to certain limitations, that loans be made as LIBOR loans, that any part of outstanding base rate loans (except swingline loans) be converted to LIBOR loans and that any outstanding LIBOR loan be converted to a base rate loan, subject to the payment of LIBOR breakage costs. With respect to LIBOR loans, interest is payable at the end of each applicable interest rate period, but in any event at least every three months. With respect to base rate loans, interest is payable on the first business day of each month. In each case, calculations of interest will be made on the basis of a 360-day year (365-day year in the case base rate loans), in each case for the actual number of days elapsed.

Fees

The Amended Credit Facilities will require the payment of the following fees:

•	certain administrative fees specified in a fee letter entered into with the Lead Arrangers or as otherwise agreed from time to time;

•	an unused line fee in an amount equal to an applicable unused line fee margin of 0.25% multiplied by the difference between the average daily amount by which the aggregate commitments exceed the outstanding revolving loans during the preceding month;

•	a letter of credit fee equal to the average daily undrawn face amount of all letter of credit obligations outstanding during the preceding month multiplied by a per annum rate of LIBOR plus 1.25%; and

•	customary administrative and other fees and charges.

Guarantees And Collateral

The obligations of United Agri Products and certain subsidiary borrowers will be guaranteed by UAP Holdings and its subsidiaries. The Revolving Facility will be secured by a first-priority lien in all accounts, inventory, general intangibles related to accounts and inventory and all proceeds of the foregoing (“Current Asset Collateral”) of UAP Holdings and its subsidiaries and a second priority lien (subject to certain exclusions and exceptions) on other assets and proceeds of such other assets. The Term Facility will be secured by a first-priority lien (subject to certain exclusions and exceptions) in all assets of UAP Holdings and its subsidiaries and all proceeds thereof other than the Current Asset Collateral, and a second-priority lien in the Current Asset Collateral.

Covenants

The Amended Credit Facilities will contain financial, affirmative and negative covenants that we believe are usual and customary for facilities of this type. The negative covenants in the Amended Credit Facilities include, among other things, limitations (each of which shall be subject to standard and customary and other exceptions for financings of this type) on UAP Holdings’, United Agri Products’ and their subsidiaries’ ability to:

•	declare dividends and make other distributions;

•	prepay, redeem or repurchase certain subordinated indebtedness;

•	make loans and investments (including acquisitions);

•	incur additional indebtedness;

•	grant liens;

•	enter into sale-leaseback transactions;

•	modify their organizational documents;

•	change their fiscal year;

•	restrict dividends from subsidiaries or restrict liens;

•	enter into new lines of business;

•	recapitalize, merge, consolidate or enter into acquisitions;

•	sell their assets; and

•	enter into transactions with their affiliates.

In addition, the Amended Credit Facilities will require UAP Holdings and its subsidiaries to maintain a minimum fixed charge coverage ratio if availability falls below $50,000,000.

Events Of Default

Events of default under the Amended Credit Facilities include customary events of default, including, without limitation, nonpayment, misrepresentations, breach of covenants, insolvency, bankruptcy, certain judgments, change of control and cross-defaults.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Document
99.1	Fiscal 2006 financial results for UAP Holdings (Unaudited)

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Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995

This report may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, UAP Holdings’ expectations regarding the performance of its business, its liquidity and capital resources, the other non-historical statements in the discussion and analysis and the ability to consummate the tender offer and consent solicitation described above and the amendment of the revolving credit facility and entry into a new term loan facility as described above. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. In particular, UAP Holdings cannot assure you that the proposed transactions described above will be consummated on the terms currently contemplated by UAP Holdings, if at all, or that the Notes tendered in the tender offers and consent solicitations described above will be accepted for purchase. These statements are subject to certain risks, uncertainties and assumptions, including risks related to the seasonality of the UAP Holdings’ business and weather conditions in its markets, its substantial leverage and restrictions contained in its debt agreements, the possibility of liability for pollution and other damage that is not covered by insurance or that exceeds its insurance coverage, its dependence on rebate programs, and other risks identified and discussed under the caption “Risk Factors” in UAP Holdings’ Registration Statement on Form S-3 (File No. 333-131080) declared effective by the Securities and Exchange Commission on March 1, 2006 and in the other documents UAP Holdings files with the Securities and Exchange Commission from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAP HOLDING CORP.
(Registrant)
Date: May 4, 2006
	By:	/s/ Todd A. Suko
Todd A. Suko
Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Document
99.1	Fiscal 2006 financial results for UAP Holdings (unaudited)